UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     February 23, 2005

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State of other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

      Attached hereto as Exhibit 99.1 and incorporated herein by reference is the text of the registrant's news release issued on February 23, 2005 announcing its financial results for the fourth quarter and year ended December 31, 2004.

      As discussed in Exhibit 99.1, the news release contains forward-looking statements within the meaning of the federal securities laws. These statements are present expectations, and are subject to the limitations listed therein, and in Central Vermont's other filings with the Securities and Exchange Commission, including that actual events or results may differ materially from those in the forward-looking statements.

      The foregoing information (including Exhibit 99.1) is being furnished under "Item 2.02. Results of Operations and Financial Condition" and "Item 7.01. Regulation FD Disclosure." Such information (including Exhibit 99.1) is furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

      An analyst conference call to review the fourth quarter year-end 2004 results will be held on Thursday, February 24, 2005 at 2:00 p.m. Eastern Time. A live audio web cast of the conference call will be available to the public on a listen-only basis. To listen to the web cast go to www.cvps.com and click on the web cast link. Central Vermont's news releases, current financial information, SEC filings, and Investor Relations presentations are accessible at the same web site.

Item 7.01. Regulation FD Disclosure.

      See "Item 2.02. Results of Operations and Financial Condition" above.

Item 9.01. Financial Statements and Exhibits.

      (c) Exhibits.

      99.1       Central Vermont's news release dated February 23, 2005.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Jean H. Gibson Jean H. Gibson, Senior Vice President, Chief Financial Officer, and Treasurer

February 23, 2005

EXHIBIT INDEX
Exhibit Number	Description of Exhibit
99.1	Central Vermont's news release dated February 23, 2005.